Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Princeton National Bancorp, Inc
We consent to the incorporation by reference in this registration statement on Form S-3 of Princeton National Bancorp, Inc. of our report dated March 13, 2006, with respect to the consolidated statements of income, changes in stockholders’ equity and cash flows of Princeton National Bancorp, Inc. for the year ended December 31, 2005, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement.

Chicago, Illinois
February 27, 2009